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                                                                    EXHIBIT 10.3


                         FAST START LICENSE AGREEMENT
                         ----------------------------

This Fast Start License Agreement including Exhibits A and B (the "Agreement")
                                                                  -----------
is made as of March 31, 1999 (the "Effective Date"), by and between Cloudscape,
                                  ----------------
Inc., a California corporation with its principal place of business at 180 West Grand Avenue, Suite 300, Oakland, CA 94612 ("Cloudscape"), and ThinWeb Software
                                            ------------
Inc., a Nova Scotia, Canada corporation maintaining its principal place of business at Purdy's Wharf Tower 1959 Upper Water Street Halifax Nova Scotia, Canada B3J 3N2 ("Customer").

In consideration for the mutual covenants and promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which both parties hereby acknowledge, Cloudscape and Customer agree as follows:

1. LICENSE GRANT. Cloudscape grants to Customer a non-exclusive, non-transferable, subscription (i.e. including maintenance as provided in Section 5) license to (i) use the object code copy (the "Copy") of the software identified in Exhibit A ("Software") along with related documentation during the term of this Agreement, to develop a limited use version of the Software; and (ii) distribute or otherwise deploy to end users the object code copy of the limited use version of the Software (the "Limited Use Copy"). Customer's use for development purposes and Customer's deployment to end users is limited to the number of development seats and deployment seats, respectively, for which Customer has paid the applicable license fees.

2. LICENSE RESTRICTIONS. Customer (a) may not modify, disassemble, decompile or reverse-engineer the Software; (b) may not rent, lease, loan, or use the Software to provide time sharing or similar services to any third party, except as expressly provided in this Agreement; (c) may not make any copy of the Software except for a reasonable number of backup copies or as otherwise provided in this Agreement; and (d) may not delete the copyright and other proprietary rights notices on the Software. Any attempt by Customer to transfer any of the rights, duties or obligations hereunder except as expressly provided for in this Agreement is void.

3. DEPLOYMENT. Customer agrees not to deploy the Limited Use Copy to any end user unless such end user is subject to an end user software license agreement that: (i) protects Cloudscape's proprietary rights in the Software to at least the same extent as the terms and conditions of this Agreement; (ii) requires such end user not to reverse engineer, reverse compile, or disassemble the object code of the Products; (iii) makes no representation or warranties on behalf of Cloudscape; (iv) grants no license rights to an end user beyond the scope of these terms and conditions; (v) contains a government restricted rights legend in the form set forth in Section 10; and (vi) requires the end user to comply fully with all applicable laws and regulations in any of its dealings with respect to the Software. Customer also agrees to reproduce and display on each Limited Use Copy deployed any copyright or other proprietary rights notices of Cloudscape or its licensors appearing on the Software.

4. FEES AND DELIVERY. Customer will pay the applicable license fees set forth in Exhibit A within ___ (__) days of the Effective Date of this Agreement. Cloudscape will deliver
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the Copy and related documentation to Customer electronically (or as otherwise provided in Exhibit A) as soon as practicable after Cloudscape's receipt of the applicable license fees in full from Customer.

5. MAINTENANCE. Cloudscape will provide maintenance and support of the Software for one (1) year following the date of delivery of the Software, including updates, upgrades, new versions, and new products within the embedded Software product family, pursuant to its then current standard maintenance and support policies.

6.  REFUND; DISCLMMER OF WARRANTIES. Cloudscape agrees for the period of thirty
(30) days from the date of delivery of the Software to Customer (the "Refund Period") that Cloudscape will refund to Customer the money paid for the Software if Customer is unsatisfied with the Software, provided that within the Refund Period, Customer requests such a refund in writing and notifies Cloudscape in writing of Customer's reason for requesting a refund.

    THE SOFTWARE IS PROVIDED ON AN "AS IS" BASIS WITHOUT WARRANTY OF ANY KIND. TO THE EXTENT PERMITTED BY APPLICABLE LAW, CLOUDSCAPE DISCLAIMS ALL WARANTIES, BOTH EXPRESS AND IMPLIED, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES AND CONDITIONS OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND ANY WARRANTIES OF NONINFRINGEMENT.

7. OWNERSHIP; PUBLICITY. Subject to the express rights granted in this Agreement, Customer agrees that Cloudscape and/or its suppliers own and retain all right, title and interest in and to the Limited Use Copy and the Software, including without limitation any and all copyrights, patents, trade secrets, trademarks and other intellectual property and proprietary rights therein. Customer agrees neither to publish any report or statement or make any public comment concerning the performance, features or functionality of the Software or that compares the Software to any other software, product or system nor authorize any such report, statement or comment, without Cloudscape's prior written consent.

8. LIMITATION OF LIABILITY. IN NO EVENT WILL CLOUDSCAPE BE LIABLE TO CUSTOMER OR ANY OTHER PARTY, AND CUSTOMER EXPRESSLY ASSUMES ALL RESPONSIBILITY, FOR DAMAGES OF ANY KIND ARISING FROM USE OF THE SOFTWARE, WHETHER RESULTING FROM TORT (INCLUDING NEGLIGENCE), BREACH OF CONTRACT OR OTHER FORM OF ACTION, INCLUDING BUT NOT LIMITED TO INDIRECT, SPECIAL, INCIDENTAL AND CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS) OF ANY KIND, ARISING IN ANY WAY OUT OF THIS AGREEMENT, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. CLOUDSCAPE'S TOTAL LIABILITY UNDER THIS AGREEMENT WILL BE LIMITED TO THE LICENSE FEE.

9. Term. Unless terminated earlier as set forth below, the initial term of this Agreement shall commence on the Effective Date and remain in full force and effect until the first anniversary of the Effective Date. Unless
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Application Distributor gives Cloudscape written notice ninety (90) days before the last day of the initial term or any renewal term, this Agreement shall automatically be renewed for one year renewal terms, and all terms and conditions of this Agreement shall remain in full force and effect during such renewal term.

10. TERMINATION. Cloudscape will have the right to terminate this Agreement if Customer breaches any material term or condition of this Agreement and fails to cure such breach within thirty (30) days of written notice from Cloudscape.
This Agreement will automatically terminate if Customer requests a refund in accordance with Section 6 of this Agreement. Upon termination of this Agreement, the rights and licenses granted to Customer under this Agreement shall automatically terminate. Within five (5) days after termination, Customer will destroy all copies of the Software and documentation in Customer's possession. Upon request, Customer will certify to Cloudscape that all copies of the Software have been destroyed. The exercise by Cloudscape of any remedies under this Agreement will be without prejudice to its other remedies under this Agreement or otherwise. The rights and obligations of the parties under Sections 6, 7, 8, 9 and 11 will survive the expiration or termination of this Agreement.

11. GOVERNMENT LICENSEE. If the Software is licensed by or for any unit or agency of the United States Government, then the Software shall be classified as "commercial computer software", as that term is defined in the applicable provisions of the Federal Acquisition Regulation (the "FAR") and supplements thereto, including the Department of Defense ("DoD") FAR Supplement (the "DFARS"). Cloudscape represents that the Software was developed entirely at private expense, and that no part of the Software was first produced in the performance of a United States Government contract. If the Software is supplied for use by DoD, the Software is delivered subject to the terms of this Agreement and either (i) in accordance with DFARS 227.7202-1(a) and 227.7202-3(a), or (ii) with restricted rights in accordance with DFARS 252.227-7013(c)(l)(ii) (OCT
1988), as applicable. If the Software is supplied for use by a Federal agency other than DoD, the Software is restricted computer software delivered subject to the terms of this Agreement and (i) FAR 12.212(a); (ii) FAR 52.227-19; or
(iii) FAR 52.227-14(ALT III), as applicable.

12. EXPORT CONTROL. Customer agrees to comply with all export laws and restrictions and regulations of the United States Department of Commerce or other United States or other sovereign agency or authority, and not to export, or allow the export or re-export of any technical data or any direct product thereof in violation of any such restrictions, laws or regulations, or unless and until all required licenses and authorizations are obtained to the countries specified in the applicable U.S. Export Administration Regulations (or any successor supplement or regulations).

13. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California, excluding its conflicts of law principles. The parties agree that the United Nations Convention on Contracts for the International Sale of Goods
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will not apply to this Agreement. Customer hereby consents to the personal and exclusive jurisdiction and venue of the state and federal courts located in the Northern District of California.

14. AUDIT. Upon thirty (30) days prior written notice, Cloudscape may inspect Customer's records related to Customer's use of the Software to ensure that Customer complies with the terms of this Agreement. Such audit will be conducted during Customer's regular business hours, and will occur no more than once annually. The costs of conducting an audit will be paid by the Customer if the audit discloses that Customer is using unauthorized copies of the Software. Customer must also pay Cloudscape for such unauthorized copies of the Software being used by Customer.

15. MISCELLANEOUS. This Agreement constitutes the complete and exclusive agreement between the parties with respect to its subject matter, and supersedes any and all written or oral agreements previously existing between the parties with respect to such subject matter. Any modifications of this Agreement must be in writing. This Agreement will bind and inure to the benefit of each party's successors and assigns, provided that Customer may not assign this Agreement, in whole or in part, without Cloudscape's prior written consent. If any provision of this Agreement is found illegal or unenforceable, it will be enforced to the maximum extent permissible, and the legality and enforceability of the other provisions of this Agreement will not be affected. No failure of either party to exercise or enforce any of its rights under this Agreement will act as a waiver of such rights. No purchase order, invoice or similar document will by its terms amend or supplement the terms and conditions of this Agreement, even if accepted or signed by the receiving party.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective on the Effective Date.

CLOUDSCAPE. INC.                         ThinWeb Software Inc.
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Signature:_____________________          Signature: ___________________

Printed Name: _________________          Printed Name: ________________

Title: ________________________          Title: _______________________


                               Payment Schedule
                               ----------------

   Initial payment at contract signing                        $1,000

   Second Payment June 30, 1999                               $1,000

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   Third Payment September 30, 1999                           $1,000

   Fourth Payment December 30, 1999                           $1,000

   Fifth Payment Much 30, 2000                                $1,000


   . If in any quarter, the royalty payment exceeds the minimum guaranteed quarterly payment the difference is then due immediately


                                    Reports


   1. Within tiny (30) days of the end of each calendar quarter, Customer shall provide to Cloudscape a written report substantially in the form displayed below, which shall provide information reasonably necessary for computation and/or confirmation of the payments, if any due or credited to Cloudscape for such quarterly period.



   Reporting Form:


   Sales Made
   Company        Location         Date of     Net          Royalty

   Name           (city, country)  Sale        Proceeds     Amount


                                   Exhibit A
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                                    Pricing


   1. Software description: JBMS embedded client and workgroup server deployment licenses

   2.  Evaluation Licenses        (Unlimited)                  No Charge
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   3.  Development Kit for internal use      (Unlimited)       No Charge

   4. Cloudscape restricted limited use license for distribution with customers development copies only, will be charged at 3% royalty of customer selling price. Cloudscape unrestricted licenses to be distributed with customers deployment licenses, will be charged at 10% royalty of customer selling price.


                                    Support

   1. Support will be charged on a per call basis with the minimum 10 pack of support calls at $1,000 to be charge against the initial prepay.
   2. Software updates after the first year will be charged at 9% of the total royalty payments.